UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 14, 2009

K-V Pharmaceutical Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9601 (Commission File Number)	43-0618919 (IRS Employer Identification No.)

One Corporate Woods Drive
Bridgeton, MO	63044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 14, 2009, K-V Pharmaceutical Company (the “Company”) received an action by written consent of stockholders (the “Written Consent”) relating to the adoption by certain stockholders of certain amendments to the Company’s By-Laws (the “Proposed Amendments”). A copy of the Written Consent, including the Proposed Amendments, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The Company’s current By-Laws provide that the By-Laws may be amended by the stockholders. The Board of Directors of the Company has not approved the Proposed Amendments and is not seeking stockholder action with respect to the Proposed Amendments. A copy of the Company’s current By-Laws, last amended as of December 5, 2008, is filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 9, 2009.
The Company has retained IVS Associates, Inc. to serve as inspector of elections to tally the votes represented by the Written Consent.
Once the inspector of elections certifies that the votes represented by the Written Consent, as amended or supplemented, are sufficient to approve the matters set forth in the Written Consent, the Company will file with the SEC a Schedule 14C Information Statement regarding the Proposed Amendments. After the SEC review period has been satisfied, the Company will distribute to the Company’s stockholders such Schedule 14C Information Statement to notify them of the Proposed Amendments in accordance with the rules and regulations of the SEC. Pursuant to the federal securities laws, the Proposed Amendments will take effect 20 calendar days after such Schedule 14C Information Statement is first mailed to the Company’s stockholders.
A copy of the press release issued by the Company on September 15, 2009 in connection with the foregoing is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Action by Written Consent of Stockholders received on September 14, 2009 *

99.2	Press Release, dated September 15, 2009*

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company
By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer

Date: September 15, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Action by Written Consent of Stockholders received on September 14, 2009 *

99.2	Press Release, dated September 15, 2009*

*	Filed herewith